                         RENAISSANCERE OPTION AGREEMENT

NONE OF THE RENRE OPTION (AS DEFINED BELOW) AND THE COMMON SHARES DELIVERABLE UPON EXERCISE OF THE RENRE OPTION HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933. NEITHER THE RENRE OPTION, NOR ANY INTEREST THEREIN, NOR ANY COMMON SHARES DELIVERABLE UPON EXERCISE THEREOF MAY BE ASSIGNED OR OTHERWISE TRANSFERRED, DISPOSED OF OR ENCUMBERED EXCEPT FOLLOWING RECEIPT BY PLATINUM UNDERWRITERS HOLDINGS, LTD. (THE "COMPANY") OF EVIDENCE SATISFACTORY TO IT, WHICH MAY INCLUDE AN OPINION OF UNITED STATES COUNSEL, THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS AND UPON OBTAINMENT OF ANY REQUIRED GOVERNMENT APPROVALS AND EXCEPT TO THE EXTENT PERMITTED HEREIN. TRANSFER (AS DEFINED IN THE COMPANY'S BYE-LAWS) OF THE RENRE OPTION OR ANY INTEREST THEREIN, OR ANY COMMON SHARES DELIVERABLE UPON EXERCISE THEREOF, MAY BE DISAPPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY IF, IN ITS REASONABLE JUDGMENT, IT HAS REASON TO BELIEVE THAT SUCH TRANSFER MAY EXPOSE THE COMPANY, ANY SUBSIDIARY THEREOF, ANY SHAREHOLDER OR ANY PERSON CEDING INSURANCE TO THE COMPANY OR ANY SUCH SUBSIDIARY TO ADVERSE TAX OR REGULATORY TREATMENT IN ANY JURISDICTION. COMMON SHARES OBTAINED UPON EXERCISE OF THE RENRE OPTION ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 6 OF THIS OPTION AGREEMENT.

       This OPTION AGREEMENT is made this 1st day of November 2002 between PLATINUM UNDERWRITERS HOLDINGS, LTD., a company organized under the laws of the Islands of Bermuda (the "Company"), and RENAISSANCERE HOLDINGS LTD., a company organized under the laws of the Islands of Bermuda ("RenRe").


                                R E C I T A L S :

       WHEREAS, the Company is contemplating an initial public offering (the "Public Offering") of its common shares of par value U.S. $0.01 per share (the "Common Shares");

       WHEREAS, RenRe and the Company have entered into an Investment Agreement, dated as of September 20, 2002 (the "Investment Agreement") in which RenRe and the Company have set forth certain terms of their continuing relationship following the Public Offering; and

       WHEREAS, as contemplated by the Investment Agreement, contingent upon the consummation of the Public Offering, RenRe will purchase from the Company a number of Common Shares determined as set forth in the Investment Agreement and the RenRe Option, as defined below, exercisable under the circumstances specified in this Agreement.

       NOW, THEREFORE, in furtherance of the transactions contemplated by the Investment Agreement, and in consideration of the mutual promises, covenants and agreements set forth therein and herein, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1. (a) The Company grants RenRe an option (the "RenRe Option") to purchase for cash up to 2,500,000 Common Shares (the "RenRe Option Shares") following the completion of the Public Offering.

       (b) The RenRe Option is exercisable, at an exercise price per Common Share equal to 120 percent of the initial public offering price per Common Share (the "RenRe Option Price"), in whole or in part at any time prior to the tenth anniversary of the completion of the Public Offering (the "Exercise Period").

       (c) An "Exercise Date" is any day during an Exercise Period, other than a Saturday, Sunday or other day on which banking institutions in New York City or Bermuda are authorized or obligated by law or executive order to close (a "Business Day"). A RenRe Option may be exercised as provided herein until 12:01 A.M., New York City time, on the first day after the expiration of the Exercise Period.

       (d) Notwithstanding anything to the contrary in this Agreement, RenRe's beneficial ownership interest in the Common Shares may not at any time and under any circumstances exceed 19.9% of the then outstanding Common Shares or such higher limit as the Company may approve in writing. It is agreed and understood that, prior to any exercise of the RenRe Option, RenRe shall, if necessary, dispose of such number of Common Shares so that, immediately after any exercise of the RenRe Option, except with the prior written approval of the Company, RenRe will not beneficially own more than 19.9% of the then outstanding Common Shares.

       (e) RenRe Option Shares upon issue will rank equally in all respects with the other Common Shares of the Company, but in no case will any RenRe Option Shares carry any option or other right to subscribe for further additional shares.

       (f) RenRe is not, solely by virtue hereof, entitled to any rights of a shareholder in the Company either at law or in equity.

       (g) Upon any merger, amalgamation, consolidation, scheme of arrangement or similar transaction involving the Company and any third party that is not a subsidiary of the Company, or any sale of all or substantially all the assets of the Company to any third party that is not a subsidiary of the Company (each, a "Transaction") in which all holders of Common Shares become entitled to receive, in respect of such shares, any capital stock, rights to acquire capital stock or other securities of the Company or of any other person, any cash or any other property, or any combination of the foregoing (collectively, "Transaction Consideration"), the RenRe Option shall entitle RenRe to receive all Transaction Consideration that RenRe would have been entitled to if it had exercised the RenRe Option in full immediately prior to the Transaction (to the extent it remains unexercised and without regard to the limitations in Section 1(c) hereof), in each case upon payment by RenRe of the RenRe Option Price as in effect immediately prior to such time. In determining the kind and amount of Transaction Consideration that RenRe would be entitled to receive in respect of any Transaction pursuant to this Section 1(g), RenRe shall be entitled to exercise any rights of election as to the kinds and amounts of consideration receivable in such Transaction that are provided to holders of Common Shares in such Transactions. Any adjustment in respect of a Transaction pursuant to this Section 1(g) shall become effective immediately after the effective time of such Transaction, retroactive to any record date therefor. The Company shall take such action as is necessary to ensure that RenRe shall be entitled to receive Transaction Consideration upon the terms and conditions provided in this Section 1(g). Notwithstanding the foregoing, if an adjustment is made pursuant to this Section 1(g) in respect of a Transaction that involves a Change of Control (as defined below), RenRe shall be entitled to exercise the RenRe Option pursuant to this Section 1(g) without regard to
Section 1(c) hereof. A Transaction is deemed to have involved a "Change of Control" if the beneficial owners of the outstanding Common Shares immediately prior to the effective time of such Transaction are not the beneficial owners of a majority of the total voting power of the surviving or acquiring entity in the Transaction, as the case may be, immediately after such effective time.

2.     (a)   To exercise the RenRe Option in accordance with Section 1(b)
hereof, RenRe shall provide written notice to the Company of its intention to exercise all or a portion of the RenRe Option at least ten (10) Business Days prior to the intended Exercise Date (such notice must indicate the number of the RenRe Option Shares RenRe intends to purchase upon exercise of the RenRe Option and must be in writing signed by or on behalf of RenRe and delivered or sent to the Company in accordance with Section 8 hereof).

       (b) The Company shall issue and allot RenRe Option Shares upon exercise of the RenRe Option and payment of the total price payable therefor.

       (c) Concurrently with the issuance of the RenRe Option Shares pursuant to Section 2(b) above, RenRe shall pay the aggregate RenRe Option Price for any exercise hereunder by wire transfer of immediately available funds to an account specified at least five (5) Business Days in advance by the Company such RenRe Option Price being an amount in U.S. dollars equal to the product of (i) the number of RenRe Option Shares that RenRe intends to purchase pursuant to any exercise of the RenRe Option and (ii) the RenRe Option Price.

       (d) Notwithstanding anything to the contrary in this Agreement, the RenRe Option may not be exercised under this Agreement unless the required regulatory approvals set forth in Section 5 shall have been obtained.

3.     (a)   In case the Company at any time after the date that the number of
Common Shares issuable pursuant to the Public Offering and the RenRe Investment has been determined:

                (A) declares or pays a dividend or makes any other distribution with respect to its capital stock in Common Shares such that the number of Common Shares outstanding is increased,

                (B) subdivides or splits-up its outstanding Common Shares, such that the number of Common Shares outstanding is increased,

                (C) combines its outstanding Common Shares into a smaller number of Common Shares or

                (D) effects any reclassification of the Common Shares other than a change in par value (including any such reclassification in connection with an amalgamation or merger in which the Company is the surviving entity or a reincorporation of the Company),

the number of Common Shares purchasable upon exercise of the RenRe Option shall be proportionately adjusted so that RenRe will be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have been entitled to receive after the happening of any of the events described above if the RenRe Option had been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 3(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

       (b) In case the Company issues rights, options or warrants to all holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares at a price per share which is lower at the record date mentioned below than the then Current Market Value (as defined in Section 3(d)), the number of RenRe Option Shares that RenRe may purchase thereafter upon the exercise of the RenRe Option will be determined by multiplying the number of RenRe Option Shares theretofore purchasable upon exercise of the RenRe Option by a fraction, of which the numerator is the sum of (A) the number of Common Shares outstanding on the record date for determining shareholders entitled to receive such rights, options or warrants plus (B) the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the sum of (A) the number of Common Shares outstanding on the record date for determining shareholders entitled to receive such rights, options or warrants plus (B) the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the Current Market Value (as defined below in Section 3(d)) per share of Common Shares at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

       (c) In the event the Company distributes to all holders of its Common Shares any of the capital stock of any of its subsidiaries (each, a "Subsidiary"), the RenRe Option will upon such distribution be deemed to be an option to purchase the kind and number of shares of the capital stock of the Subsidiary which RenRe would have been entitled to receive after such distribution had the RenRe Option been exercised immediately prior to such distribution or any record date with respect thereto. The roll-over of the RenRe Option into an option to purchase shares of capital stock of the applicable Subsidiary pursuant to this Section 3(c) will become effective immediately after the effective date of the distribution of shares of the capital stock of the applicable Subsidiary to shareholders of the Company described above.

       (d) For the purpose of any computation under Section 3(b), the "Current Market Value" of such Common Shares on a specified date is deemed to be the average of the daily closing prices per share for the ten consecutive Trading Days (as defined below) ending on the day before the applicable record date. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Shares are not traded on the applicable securities exchange or on the applicable securities market. The closing price for each day is the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board of Directors of the Company for that purpose.

       (e) In the event the Company shall, in any calendar year, by dividend or otherwise, distribute to all or substantially all holders of its Common Shares (the "Current Distribution") (i) any dividend or other distribution of cash, evidences of indebtedness, or any other assets or properties (other than as described in Sections 3(a)-(c) above) or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing, with a fair value (as determined in good faith by the Company's Board of Directors) per Common Share that, when combined with the aggregate amount per Common Share paid in respect of all other such distributions to all or substantially all holders of its Common Shares within such calendar year, exceeds (1) for calendar year 2003, the Initial Dividend (as defined below) or (2) for any subsequent calendar year, an amount equal to the Initial Dividend increased at a rate of 10% per annum from January 1, 2003, compounded annually on December 31 of each year commencing in 2003 (such excess of the Current Distribution being herein referred to as the "Excess Distribution Amount"), the per share RenRe Option Price in effect immediately prior to the close of business on the date fixed for such payment shall be reduced by the Excess Distribution Amount, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment. The "Initial Dividend" means the distributions described in items (i) and (ii) above per Common Share paid by the Company to all or substantially all holders of its Common Shares during the 2003 calendar year as determined by the Company's Board of Directors, up to a maximum of $0.44 per Common Share.

       (f) Whenever the number of Common Shares purchasable by RenRe upon the exercise of the RenRe Option is adjusted, as herein provided, the RenRe Option Price shall be adjusted by multiplying the RenRe Option Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of RenRe Option Shares purchasable upon the exercise of the RenRe Option immediately prior to such adjustment, and of which the denominator shall be the number of RenRe Option Shares purchasable immediately thereafter.

       (g) No adjustment in the number of RenRe Option Shares purchasable upon the exercise of the RenRe Option need be made under Section 3(b) and (c) if the Company issues or distributes, pursuant to this Agreement, to RenRe the shares, rights, options, warrants, securities or assets referred to in those paragraphs which RenRe would have been entitled to receive had the RenRe Option been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the RenRe Option Shares.

       (h) For the purpose of this Section 3, the term "Common Shares" shall mean (i) the class of stock consisting of the Common Shares of the Company, or
(ii) any other class of stock
resulting from successive changes or reclassification of such shares other than consisting solely of changes in par value. In the event that at any time, as a result of an adjustment made pursuant to Section 3(a) above, RenRe will become entitled to receive any securities of the Company other than Common Shares, thereafter the number of such other securities so receivable upon exercise of the RenRe Option and the RenRe Option Price of such securities will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the RenRe Option Shares contained in paragraphs (a) through (f), inclusive, above; provided, however, that the RenRe Option Price will at no time be less than the aggregate par value of the Common Shares or other securities of the Company obtainable upon exercise of the RenRe Option.

       (i) In the case of Section 3(b), upon the expiration of any rights, options or warrants or if any thereof shall not have been exercised, the RenRe Option Price and the number of Common Shares purchasable upon the exercise of the RenRe Option shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further, that no such readjustment may have the effect of increasing RenRe Option Price or decreasing the number of Common Shares purchasable upon the exercise of the RenRe Option by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant or such rights, options or warrants.

       (j) In the case of Section 3(b), on any change in the number of Common Shares deliverable upon exercise of any such rights, options or warrants, other than a change resulting from the antidilution provisions hereof, the number of RenRe Option Shares thereafter purchasable upon the exercise of the RenRe Option shall forthwith be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such rights, options or warrants not converted prior to such change (or rights, options or warrants related to such securities not converted prior to such change) been made upon the basis of such change.

       (k) The Company may at its option, at any time during the term of the RenRe Option, reduce the then current RenRe Option Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the exercise price as the Company considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

4. The Company undertakes to use commercially reasonable efforts to increase its authorized share capital prior to the dates upon which the RenRe Option shall become exercisable to a level sufficient to satisfy any exercise of the RenRe Option.

5.     (a)   For so long as the RenRe Option is exercisable hereunder, each party hereto shall (i) use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all governmental authorities and officials that may be or become necessary for the performance of its obligations pursuant to this Agreement and (ii) cooperate reasonably with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto agree to cooperate reasonably, complete and file any joint applications for any authorizations from any governmental authorities reasonably necessary or desirable to effectuate the transactions contemplated by this Agreement. The parties hereto agree that they will keep each other apprised of the status of matters relating to the exercise of the RenRe Option, including reasonably promptly furnishing the other with copies of notices or other communications received by the Company or RenRe, from all third parties and governmental authorities with respect to the RenRe Option.

       (b) For so long as the RenRe Option is exercisable, the Company and RenRe agree to reasonably promptly prepare and file, if necessary, any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") in order to enable RenRe to exercise such RenRe Option pursuant to this Agreement. Each party hereby covenants to cooperate reasonably with the other such party to the extent reasonably necessary to assist in making reasonable supplemental presentations to the FTC or the DOJ, and, if requested by the FTC or the DOJ, to reasonably promptly amend or furnish additional information thereunder.

       (c) Any reasonable out-of-pocket costs and expenses arising in connection with actions taken pursuant to this Section 5 shall be borne by RenRe.

6.     (a)   The RenRe Option and the RenRe Option Shares may not be assigned or otherwise transferred, disposed of or encumbered by RenRe (or any subsequent transferee) in whole or in part except as provided in this Section 6. Notwithstanding anything to the contrary in this Agreement, RenRe may, at any time, assign or otherwise transfer, dispose or encumber the RenRe Option or the RenRe Option Shares in whole or in part to any direct or indirect wholly owned subsidiary of RenRe, provided that such transferee shall enter into an option agreement with the Company that is substantially identical to this Agreement.

       (b) In the event of a merger of RenRe into another person, or a sale, transfer or lease to another person of all or substantially all the assets of RenRe, the RenRe Option or the RenRe Option Shares may be transferred as part of such transaction to the other party to such transaction.

       (c) On and after the date which is the second anniversary of the closing date of the Public Offering, RenRe may transfer the RenRe Option or the RenRe Option Shares, in whole or in part, in one or more private transaction(s) to up to three institutional accredited investors; provided, however, that any proposed transfer is conditioned upon

             (i) receipt by the Company of evidence satisfactory to it, which may include an opinion of United States counsel that such transfer would not require registration under the Securities Act or state securities laws and upon the obtainment of any required government approvals (which approvals the Company agrees to use commercially reasonable efforts to assist in obtaining); and

             (ii) the proposed transferee executing and delivering instruments reasonably acceptable to the Company acknowledging

                  (A) that the RenRe Option and the RenRe Option Shares have not been registered under the Securities Act and, accordingly, the transferee may not offer, sell, assign, pledge or otherwise transfer the RenRe Option or any RenRe Option Shares except pursuant to an effective registration statement under the Securities Act covering such RenRe Option Shares or pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with all applicable state securities laws;

                  (B) that the Company is entitled to decline to register any transfer (as defined in the Company's bye-laws) of RenRe Option Shares, and any transfer of RenRe Option and RenRe Option Shares shall be void, unless (i) such transfer is made pursuant to and in accordance with Rule 144 (provided that the Company (or its designated agent for such purpose) may request a certificate satisfactory to it of compliance by the transferor with the requirements of Rule 144), (ii) such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act (provided that, if not already a party hereto, the intended transferee agrees to abide by the provisions of this
              Section 6(c)(ii), and provided, further, that, if the Company requests, the transferor first provides the Company (or such agent) with evidence satisfactory to it, which may include an opinion of U.S. counsel satisfactory to the Company, to the effect that such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act), (iii) such transfer is made pursuant to an effective registration statement under the Securities Act covering the RenRe Option Shares being transferred, including a registration statement filed pursuant to the Standstill Agreement and in all cases pursuant to this clause (B) such transfer is in compliance with all applicable state securities laws (the Company being entitled to waive or modify the foregoing transfer requirements, generally or in any particular case, to the extent that it determines, on advice of U.S. counsel, that compliance with such requirements is not necessary to ensure compliance with the Securities Act or any applicable state securities laws, or such modification is necessary to ensure compliance with the Securities Act or any applicable state securities laws, as the case may be) and (iv) such transferee agrees to be bound by the provisions of this Agreement;

                  (C) that, except as provided below, no RenRe Option Share
              shall be held in book-entry form, and each certificate representing a RenRe Option Share shall be evidenced by a certificate bearing a restrictive legend (the "Legend") substantially in the form set forth below:

              THE COMMON SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES

              ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE HELD IN BOOK-ENTRY FORM. SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER (AS DEFINED IN THE BYE-LAWS OF THE COMPANY) SET FORTH IN THE TRANSFER RESTRICTIONS, REGISTRATION RIGHTS AND STANDSTILL AGREEMENT, DATED AS OF NOVEMBER 1, 2002, BETWEEN RENAISSANCERE HOLDINGS LTD. AND PLATINUM UNDERWRITERS HOLDINGS, LTD. (THE "COMPANY"), WHICH MAY REQUIRE, AMONG OTHER THINGS, THE PRIOR RECEIPT BY THE COMPANY FROM THE TRANSFEROR OR THE TRANSFEREE OF EVIDENCE SATISFACTORY TO IT, WHICH MAY INCLUDE AN OPINION OF U.S. COUNSEL OR UNDERTAKINGS TO BE BOUND BY SUCH AGREEMENT. SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS IN THE BYE-LAWS OF THE COMPANY, INCLUDING RESTRICTIONS ON TRANSFER AND VOTING INTENDED TO ENSURE THAT NO PERSON BECOMES OR IS DEEMED TO BECOME A 10% SHAREHOLDER OF THE COMPANY (AS EXPLAINED IN SUCH BYE-LAWS).

                  (D) that the transferee shall become a party to the Transfer
              Restrictions, Registration Rights and Standstill Agreement, with the attendant rights and obligations thereunder; provided, further, that any proposed transfer may be disapproved by the Board of Directors of the Company if, in their reasonable judgment, they have reason to believe that such transfer may expose the Company, any subsidiary thereof, any shareholder or any person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction. In connection with or following any transfer of RenRe Option Shares in accordance with clause (i) or (iii) of Section 6(c)(ii)(B) (except in the case of a transfer of RenRe Option Shares to an "affiliate" of RenRe, as such term is defined in the Securities Act, in accordance with clause (i) of Section 6(c)(ii)(B)), and upon the surrender of any certificate or certificates representing such RenRe Option Shares to the Company (or such agent), the Company shall cause to be issued in exchange therefor a new certificate or certificates that represent the same Common Shares and do not bear the Legend (or shall permit such shares to be held in book-entry form). The Company shall use commercially reasonable efforts to cause each RenRe Option Share transferred as contemplated by clause (i) or (iii) of Section 6(c)(ii)(B) to be duly listed on each securities exchange, and to be accepted for quotation in each interdealer quotation system, on or in which any Common Shares are listed or quoted at the time of such transfer (provided that the approval for such listing or quotation has been obtained by the Company), in each case so that the RenRe Option Share so transferred will be freely transferable on each such exchange and in each such system to the same extent as the Common Shares then listed thereon or quoted therein; and

                  (E) such transferee shall not become a "10% Shareholder" (as defined in Section 6(d) below) immediately after such transfer (assuming for purposes of this determination that the RenRe Option Shares were actually owned by the transferee); and

             (iii) such transfer not resulting, directly or indirectly, in a transfer to any Specified Person (as defined below) of more than 9.9% of the Common Shares outstanding at the time of such transfer, or the right to acquire pursuant to the RenRe Option more than 9.9% of the Common Shares outstanding at the time of such transfer, except in the following circumstances: (A) in connection with any tender offer or exchange offer made to all holders of outstanding Common Shares; (B) to any Wholly Owned Subsidiary (as defined in the Standstill Agreement) of RenRe provided that such Wholly Owned Subsidiary agrees in writing with the Company to the same transfer restrictions as are contained in this Section 6(c); or
       (C) a transfer by operation of law upon consummation of a merger or consolidation of RenRe into another Person (as defined in the Investment Agreement). For purposes of this Section 6(c)(iii), "Specified Person" means any Person that generates 50% or more of its gross revenue in its most recent fiscal year for which financial statements are available by writing property or casualty insurance or reinsurance.

       (d) In connection with any transfer of all or a portion of the RenRe Option pursuant to Section 6(c), the Company shall prepare an option agreement substantially identical to this Agreement (or, in the case of a partial transfer, option agreements) issuable to the transferee (and transferor, in the case of partial transfer) upon surrender to the Company of the existing option agreement upon consummation of the transfer. Upon said consummation, the transferee shall have such rights and obligations with respect to the number of RenRe Option Shares covered by the portion of the RenRe Option transferred to such transferee as the rights and obligations of RenRe hereunder. As used herein, "10% Shareholder" means a person who owns, in aggregate, (i) directly,
(ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the United States Securities Exchange Act of 1934, issued shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued shares.

       (e)   Any transferee of all or part of the RenRe Option pursuant to
Section 6(c) hereof (or any subsequent transferee who holds any portion of the RenRe Option as a result of a transfer pursuant to this Section 6(e)) may transfer, in whole but not in part, its portion of the RenRe Option to a subsequent transferee; provided that any such transfer shall be subject to the terms and conditions set forth in Sections 6(c) and 6(d) hereof.

7. The issuance of share certificates upon the exercise of the RenRe Option shall be without charge to RenRe. The Company shall pay, and indemnify RenRe from and against, any issuance, stamp, documentary or other taxes (other than transfer taxes and income taxes), or charges imposed by any governmental body, agency or official by reason of the exercise of the RenRe Option or the resulting issuance of Common Shares.

8. This Agreement may not be amended except in a written instrument signed by the Company and RenRe.

9. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by certified mail, postage prepaid and return receipt requested, or by facsimile addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

       If to RenRe:

       RenaissanceRe Holdings Ltd.
       Renaissance House
       8-12 East Broadway
       Pembroke HM19 Bermuda
       Attention: Stephen H. Weinstein, General Counsel
       Facsimile: (441) 296-5037

       with a copy to:

       John S. D'Alimonte
       Willkie Farr & Gallagher
       787 Seventh Avenue
       New York, New York  10019
       Facsimile: (212) 728-8111

       If to the Company:

       Platinum Underwriters Holdings, Ltd.
       Clarendon House
       2 Church Street
       Hamilton HM11
       Bermuda
       Attention: General Counsel
       Facsimile: (441) 292-4720

       with a copy to:

       Linda E. Ransom
       Dewey Ballantine LLP
       1301 Avenue of the Americas
       New York, New York 10019
       Facsimile: (212) 259-6333

10. This Agreement, the Standstill Agreement, the Services Agreement, the Confidentiality Agreement (which Confidentiality Agreement shall terminate as of Closing) and the Investment Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

11. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12. This Agreement may not be assigned by any party hereto, except to a party to whom RenRe transfers the RenRe Option or RenRe Option Shares in accordance with Section 6 of this Agreement or Section 2 of the Standstill Agreement, and then only in accordance with those sections.

13. The headings contained in this Agreement are for convenience only and do not affect the meaning or interpretation of this Agreement.

14.    (a)   This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to principles of conflict of laws).

       (b) The parties hereto shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, including effect, validity, breach, interpretation, performance, or enforcement (collectively, a "Dispute") to binding arbitration in New York, New York at the offices of Judicial Arbitration and Mediation Services, Inc. ("JAMS") before an arbitrator (the "Arbitrator") in accordance with JAMS' Comprehensive Arbitration Rules and Procedures and the Federal Arbitration Act, 9 U.S.C. ss.ss. 1 et seq. The Arbitrator shall be a former judge selected from JAMS' pool of neutrals. The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any Dispute. Judgment on any award of the Arbitrators may be entered by any court of competent jurisdiction.

       (c) The costs of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in paragraph (d) below, as applicable (including, without limitation, actual attorneys' fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrator shall otherwise allocate such costs in such decision.

       (d) This Section 14 shall not prevent the parties hereto from seeking or obtaining temporary or preliminary injunctive relieve in a court for any breach or threatened breach of any provision hereof pending the hearing before and determination of the Arbitrator. The parties hereby agree that they shall continue to perform their obligations under this Agreement pending the hearing before and determination of the Arbitrator, it being agreed and understood that the failure to so provide will cause irreparable harm to the other party hereto and that the putative breaching party has assumed all of the commercial risks associated with such breach or threatened breach of any provision hereof by such party.

       (e) The parties agree that the State and Federal courts in The City of New York shall have jurisdiction for purposes of enforcement of their agreement to submit Disputes to arbitration and of any award of the Arbitrator.

15. Capitalized terms used but not defined in this Agreement have the meanings specified in the Investment Agreement.

16. This Agreement becomes effective contingent upon the consummation of the Public Offering automatically and with no action on the part of any person.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and attested by its duly authorized officers and to be dated as of November 1, 2002.


                                            PLATINUM UNDERWRITERS HOLDINGS, LTD.


                                            By: /s/ Jerome T. Fadden
                                                --------------------------------
                                            Name:  Jerome T. Fadden
                                            Title: President and Chief Executive
                                                   Officer


                                            RENAISSANCERE HOLDINGS LTD.


                                            By: /s/ John M. Lummis
                                                --------------------------------
                                            Name:  John M. Lummis
                                            Title: Executive Vice President and
                                                   Chief Financial Officer